   As filed with the Securities and Exchange Commission on September 2, 1997
                                                    Registration No. 33-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               TYLER CORPORATION
               (Exact name of registrant as specified in charter)

           Delaware                                        75-2303920
    (State or other jurisdiction                         (I.R.S. Employer
         of Incorporation)                              Identification No.)

     3200 San Jacinto Tower
  2121 San Jacinto Street
        Dallas,  Texas                                       75201
(Address of Principal Executive Offices)                   (Zip Code)

                    THE TYLER CORPORATION STOCK OPTION PLAN
                            (Full title of the Plan)

                                   ----------

       David P. Tusa                 Copy to:            David G. McLane
Senior Vice President and                             Gardere & Wynne, L.L.P.
   Chief Financial Officer                               1601 Elm Street
     Tyler Corporation                                     Suite 3000
  3200 San Jacinto Tower                              Dallas, Texas  75201
  2121 San Jacinto Street                                (214) 999-4607
   Dallas, Texas  75201
      (214) 754-7800

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                 Proposed
                                                              Proposed           maximum
                                       Amount                 maximum            aggregate           Amount of
Title of securities                    to be                  offering price     offering            registration
to be registered                       registered             per share          price               fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
  par value                            700,000(1)             $ -- (2)           $1,711,690(2)        $519(2)

Common Stock Purchase Rights(3)
======================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h), based on the prices at which outstanding options may be exercised (as to 170,648 shares), plus the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for August 28, 1997 (as to 529,352 shares for which the exercise price is not known).

(3) This registration statement also covers Common Stock Purchase Rights (the "Rights") that are issued on a one-for-one basis with each share of Common Stock. The Rights are not represented by a separate certificate and may not be transferred other than upon transfer of the related Common Stock. Since the value of the shares of Common Stock registered hereunder is based in part on the value of the related Rights, the inclusion of the Rights does not increase the proposed maximum aggregate offering price per share and no additional registration fee is required.

         Shares of Common Stock of the registrant for issuance upon exercise of employee stock options have been heretofore registered under a Registration Statement on Form S-8 No. 33-34544 of the registrant. These shares of Common Stock and the options are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

===============================================================================

         On February 7, 1997, the Board of Directors of the Registrant adopted, subject to stockholder approval, an amendment to and restatement of The Tyler Corporation Stock Option Plan (the "Plan") to increase from 1,100,000 to 1,800,000 the aggregate number of shares of the Registrant's Common Stock, par value $0.01 per share, reserved for issuance under the Plan and to extend the expiration date of the Plan from March 12, 2000 to February 6, 2007. The amendment and restatement of the Plan was approved by the stockholders of the Registrant at the Annual Meeting of Stockholders held on April 28, 1997. The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-34544) filed with the Securities and Exchange Commission on April 25, 1990 relating to the Plan (the "Prior S-8"), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.



                                    PART II

ITEM 8.  EXHIBITS

         In addition to the exhibits filed or incorporated by reference into the Prior S-8, the following documents are filed as Exhibits to this Registration Statement:

        4.1 The Tyler Corporation Stock Option Plan [Amended and Restated as of February 7, 1997]

        5.1     Opinion of Gardere & Wynne, L.L.P.

        23.1 Consent of Ernst & Young LLP, independent auditors to incorporation of reports by reference.

        23.2 Consent of legal counsel (included in the opinion of Gardere & Wynne, L.L.P., filed herewith as Exhibit 5.1)

        24.1 Power of Attorney (set forth on the signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on September 2, 1997.

                                        TYLER CORPORATION
                                        (Registrant)


                                        By: /s/ BRUCE W. WILKINSON
                                            -----------------------------------
                                            Bruce W. Wilkinson, Chief
                                            Executive Officer,
                                            President and Director


                               POWER OF ATTORNEY

         Each of the undersigned hereby appoints Bruce W. Wilkinson and David
P. Tusa, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 2, 1997.


         Signature                                Title
         ---------                                -----

/s/ C. A. RUNDELL, JR.                  Chairman of the Board of Directors
------------------------------          (a principal executive officer)
C. A. Rundell, Jr.


/s/ BRUCE W. WILKINSON                  Chief Executive Officer, President
------------------------------          and Director
Bruce W. Wilkinson                      (a principal executive officer)


/s/ DAVID P. TUSA                       Senior Vice President and Chief
------------------------------          Financial Officer
David P. Tusa                           (principal financial and
                                        accounting officer)


/s/ ERNEST H. LORCH                     Director
------------------------------
Ernest H. Lorch


/s/ FREDERICK R. MEYER                  Director
------------------------------
Frederick R. Meyer


/s/ JAMES E. RUSSELL                    Director
------------------------------
James E. Russell

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------
  4.1     The Tyler Corporation Stock Option Plan [Amended and Restated
          as of February 7, 1997]

  5.1     Opinion of Gardere & Wynne, L.L.P.

  23.1 Consent of Ernst & Young LLP, independent auditors to incorporation of reports by reference.

  23.2    Consent of legal counsel (included in the opinion of Gardere &
          Wynne, L.L.P., filed herewith as Exhibit 5.1)

  24.1 Power of Attorney (set forth on the signature page of this Registration Statement)